GENERAL RELEASE AGREEMENT

This GENERAL RELEASE AGREEMENT (this “Agreement”), dated as of this 18th day of December, 2007, is entered into by and among UFood Restaurant Group, Inc., formerly known as UFood Franchise Company, a Nevada corporation (“Seller”), Bent Hahn (“Hahn” or “Buyer”), Axxent Media, Inc., a Nevada corporation (“Media”), and KnowFat Franchise Company, Inc., a Delaware corporation (“KnowFat”). In consideration of the mutual benefits to be derived from this Agreement, the covenants and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the execution and delivery hereof, the parties hereto hereby agree as follows:

1. Split-Off Agreement. This Agreement is executed and delivered by Media pursuant to the requirements of Section 7.3 of that certain Split-Off Agreement (the “Split-Off Agreement”) by and among Seller, Media, Buyer and KnowFat, as a condition to the closing of the purchase and sale transaction contemplated thereby (the “Transaction”).

2. Release and Waiver by Media. For and in consideration of the covenants and promises contained herein and in the Split-Off Agreement, the receipt and sufficiency of which are hereby acknowledged, Media, on behalf of itself and its assigns, representatives and agents, if any, hereby covenants not to sue and fully, finally and forever completely releases Seller and KnowFat, along with their respective present and former officers, directors, stockholders, members, employees, agents, attorneys and representatives (collectively, the “Seller Released Parties”), of and from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown, which Media has or might claim to have against the Seller Released Parties for any and all injuries, harm, damages (actual and punitive), costs, losses, expenses, attorneys’ fees and/or liability or other detriment, if any, whenever incurred or suffered by Media arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur at or prior to the closing of the Transaction.

3. Release and Waiver by Buyer. For and in consideration of the covenants and promises contained herein and in the Split-Off Agreement, the receipt and sufficiency of which are hereby acknowledged, Buyer hereby covenants not to sue and fully, finally and forever completely releases the Seller Released Parties of and from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown, which Buyer has or might claim to have against the Seller Released Parties for any and all injuries, harm, damages (actual and punitive), costs, losses, expenses, attorneys’ fees and/or liability or other detriment, if any, whenever incurred or suffered by Buyer arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur at or prior to the closing of the Transaction.

4. Additional Covenants and Agreements.

(a) Each of Media and Buyer, on the one hand, and Seller and KnowFat, on the other hand, waives and releases the other from any claims that this Agreement was procured by fraud or signed under duress or coercion so as to make this Agreement not binding.

(b) Each of the parties hereto acknowledges and agrees that the releases set forth herein do not include any claims the other party hereto may have against such party for such party’s failure to comply with or breach of any provision in this Agreement or the Split-Off Agreement.

(c) Notwithstanding anything contained herein to the contrary, this Agreement shall not release or waive, or in any manner affect or void, any party’s rights and obligations under the following:

(i) the Split-Off Agreement; and

(ii) the Agreement and Plan of Merger and Reorganization among Seller, KnowFat, and KnowFat Acquisition Corp, a Delaware corporation and wholly owned subsidiary of Seller.

(d) Notwithstanding anything else in this Agreement to the contrary, Buyer shall have no obligations whatsoever for any Losses, as such term is defined in the Split-Off Agreement, arising, directly or indirectly, from any facts or circumstances which occurred after August 8, 2007.

5. Modification. This Agreement cannot be modified orally and can only be modified through a written document signed by both parties.

6. Severability. If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision that was determined to be void, illegal or unenforceable had not been contained herein.

7. Expenses. The parties hereto agree that each party shall pay its respective costs, including attorneys’ fees, if any, associated with this Agreement.

8. Entire Agreement. This Agreement constitutes the entire understanding and agreement of Seller, KnowFat, Buyers and Media, and supersedes prior understandings and agreements, if any, among or between Seller, KnowFat, Buyer and Media, with respect to the subject matter of this Agreement, other than as specifically referenced herein. This Agreement does not, however, operate to supersede or extinguish any confidentiality, non-solicitation, non-disclosure or non-competition obligations owed by Media to Seller under any prior agreement.

IN WITNESS WHEREOF, the undersigned have executed this General Release Agreement as of the day and year first above written.

UFOOD RESTAURANT GROUP, INC.

By:	/s/ Brent Hahn
Name: Brent Hahn
Title: President

AXXENT MEDIA, INC.

By:	/s/ Brent Hahn
Name: Brent Hahn
Title President

BUYER:

/s/ Brent Hahn
Brent Hahn

KNOWFAT FRANCHISE COMPANY, INC.

By:	/s/ George Naddaff
Name: George Naddaff
Title: Chairman and Chief Executive Officer